Exhibit 3.2

BYLAWS

OF

TITAN MACHINERY INC.

ARTICLE 1.

OFFICES

The registered office of the corporation shall be located at 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904.  The corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2.

MEETINGS OF STOCKHOLDERS

2.1)                             Time and Place.  The annual meeting and all special meetings of stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  The Board of Directors  may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section  211(a)(2) of the Delaware General Corporation Law.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or  solely by means of remote communication; provided, that (i) the corporation shall  implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii)  the corporation shall implement reasonable measures to provide  such stockholders  and  proxy  holders a reasonable opportunity to participate in the meeting and to vote on matters  submitted to the stockholders, including an opportunity to read or  hear the proceedings of the meeting substantially concurrently with  such proceedings; and (iii) if any stockholder or proxy holder  votes or takes other action at the meeting  by means of remote communication, a record of such vote or other  action  shall  be maintained by the corporation.

2.2)                             Annual Meetings.  The annual meeting of stockholders shall be held on such day of such month of each year as shall be determined by the Board of Directors or, if the Board shall fail to act, by the Chief Executive Officer or President.  At the annual meeting the stockholders, voting as provided in the Certificate of Incorporation or by law or in these Bylaws, shall elect directors and shall transact such other business as may properly be brought before the meeting.

2.3)                             Special Meetings.  A special meeting of the stockholders may be called only as provided in the corporation’s Certificate of Incorporation (including any certificates of designation filed pursuant thereto).  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

2.4)                             Notice.  Written notice of the place, date and hour of any annual or special meeting of stockholders shall be given personally or by mail to each stockholder entitled to vote thereat, at such stockholder’s address as it appears on the records of the corporation, not less than ten (10) nor more than sixty (60) days prior to the meeting.  Notice of any special meeting shall state the purpose or purposes for which the meeting is called.  Notice  of  the time, place and purpose  of  any meeting  of stockholders may be waived in writing, either  before or  after such meeting, and to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy.  Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

2.5)                             Stockholder List.  The officer who has charge of the stock ledger of the corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held.  The list shall also be produced at the time and place of the meeting, and open for inspection by any stockholder during the meeting.

2.6)                             Quorum and Adjourned Meetings.  The holders of a majority of all shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders.  In case a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, that if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session shall be given in the manner heretofore described.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

2.7)                             Voting.  At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy.  Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one (1) vote for each share of stock having voting power standing in his name on the books of the corporation.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters shall be determined by vote of a majority of the shares present or represented at such meeting and entitled to vote voting on such questions.

2.8)                             Nominations and other Business.

(a)                                     Annual Meetings of Stockholders.

(i)  Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) by or at the direction of the Chairman of the Board or the Board of Directors generally, (B) pursuant to the corporation’s notice of meeting (or any supplement thereto) or (C) by any stockholder of the corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in clauses (ii) and (iii) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary of the corporation.

(ii)  For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (C) of paragraph 2.8 (a)(i) of these  Bylaws (or before a special meeting of stockholders pursuant to paragraph 2.8(b) of these Bylaws), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than one hundred and twenty days prior to the date of the corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting; provided, however, that if the corporation did not hold an annual meeting the preceding year or if the date of the annual meeting is changed by more than thirty days from the date of the preceding year’s annual meeting, to be timely, notice by the stockholder must be delivered not later than the close of business on the tenth day following the day on which public notice of the date of such annual meeting is made by the corporation.    In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case including any successor rule or regulation thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation’s books, and the name, address and phone number of such beneficial owner, (2) the number and class of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a description of any and all arrangements or understandings between such stockholder and such beneficial owner, (4)

a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (5) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule l4a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.  The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(iii)  Notwithstanding anything in the second sentence of paragraph 2.8(a)(ii) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement made by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred and twenty days prior to the date of the corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting, a stockholder’s notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(b)                                 Special Meetings of Stockholders.  Only such business as shall have been brought before the special meeting of the stockholders pursuant to the notice or waiver of notice of the meeting shall be conducted at such meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice or waiver of notice of the meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected pursuant to the corporation’s notice of meeting, by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in these Bylaws and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation.  Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder’s notice as required by paragraph 2.8(a)(ii) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the corporation within a reasonable time before the corporation prints and mails its proxy materials in connection with such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)             General.

(i)  Other than as set forth in Section 3.8 of these Bylaws, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.  Except as otherwise provided by law or by the corporation’s Certificate of Incorporation, as amended, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(ii)  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.

(iii)  In advance of any meeting of stockholders, the Board of Directors shall appoint one or more inspectors to act at the meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability and may perform such other duties not inconsistent herewith as may be requested by the corporation.

(iv)  For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, PR Newswire, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(v)           Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws.  Nothing in these Bylaws shall be deemed to affect any right of (A) a stockholder to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation, as amended.

2.9)                          Order of Business.  The suggested order of business at the annual meeting and, to the extent appropriate, at all other meetings of the stockholders shall, unless modified by the presiding chairman, be:

(a)	Call of roll
(b)	Proof of due notice of meeting or waiver of notice
(c)	Determination of existence of quorum
(d)	Reading and disposal of any unapproved minutes
(e)	Annual reports of officers and committees
(f)	Election of directors
(g)	Unfinished business
(h)	New business
(i)	Adjournment.

ARTICLE 3.

DIRECTORS

3.1)                             Number, Election, Qualification and Term of Office.  The Board of Directors shall consist of three or more members.  The number of directors may be increased or decreased from time to time exclusively by action of the Board of Directors; provided, that the number of directors shall not be decreased below three. Except as provided in Section 3.2 of these Bylaws, directors shall be elected by a plurality of the votes of the stockholders present in person or represented by written proxy at the annual meeting. Each director so elected shall hold office until the next annual stockholders’ meeting (or in the case of a classified or staggered Board of Directors, until the annual stockholders’ meeting at which such director’s class is up for re-election) and until said director’s successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

3.2)                             Vacancies on Board of Directors.  Vacancies on the Board of Directors, whether occurring by reason of death, resignation, disqualification or removal of a director or from an increase in the number of directors, shall be filled in the manner set forth in the corporation’s Certificate of Incorporation.

3.3)                             Quorum and Voting.  A majority of the total number of directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, disqualification, removal or otherwise, a majority of the remaining directors shall constitute a quorum for the purpose of filling of such vacancies.  Except as otherwise required by law or the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.4)                             Board Meeting; Place and Notice.  Meetings of the Board of Directors may be held from time to time at any place within or without the State of Delaware that the Board of Directors may designate.  In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance.  Any director may call a Board meeting by giving notice to all directors of the date and time of the meeting, which notice shall be given in sufficient time for the convenient assembly of the directors thereat.  The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, email or other electronic transmission or in person.  If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

3.5)                             Compensation.  Directors and members of any committee of the Board shall receive only such compensation therefor as may be determined from time to time by resolution of the Board of Directors, or any authorized committee thereof.  Nothing herein contained shall be construed to exclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

3.6)                             Committees of the Board.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each to consist of one or more of the directors, each of which, to the extent provided in such resolution, shall have and may exercise the authority of the Board in the management of the business of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

3.7)                          Order of Business.  The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

(a)	Roll call
(b)	Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by Chief Executive Officer or President
(c)	Determination of existence of quorum
(d)	Reading and disposal of any unapproved minutes
(e)	Reports of officers and committees
(f)	Election of officers
(g)	Unfinished business
(h)	New business
(i)	Adjournment.

3.8)                             Resignations and Removals.   Any director may resign at any time by delivering his or her  written  resignation to the Secretary, such  resignation  to specify  whether it will be effective at a particular time,  upon receipt by the Secretary or at the pleasure of  the  Board  of Directors.  If no such specification is made, it shall be  deemed effective t the pleasure of the Board of Directors.  When one (1) or more directors shall resign from the Board, effective at a future  date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect  when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the  term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

ARTICLE 4.

OFFICERS

4.1)                             Number and Designation.  The Board of Directors shall elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and may elect or appoint a Chairman of the Board, one or more Vice Presidents and such other officers and agents as it may from time to time determine.  Any number of offices may be held by the same person.

4.2)                             Election, Term of Office and Qualifications. Unless otherwise provided at the time of election or appointment, each officer shall hold office until such officer’s successor is elected or appointed and shall qualify or until such officer’s earlier death or resignation; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the entire Board of Directors (without prejudice, however, to any contract rights of such officer).

4.3)                             Vacancies in Offices.  If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

4.4)                             Chairman of the Board.  The Board of Directors may, in its discretion, elect one of its number as Chairman of the Board.  Unless the Board shall otherwise decide, the Chairman shall preside at all meetings of the stockholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs.  The Chairman of the Board may call a meeting of the Board whenever the Chairman deems it advisable.

4.5)                             Chief Executive Officer.  The Chief Executive Officer shall have general active management of the business of the corporation.  In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and Board of Directors.   The Chief Executive Officer of the corporation and shall see that all orders and resolutions are carried into effect.

4.6)                             President.  The corporation may also have a President who shall participate in the general active management of the business of the corporation.  In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and Board of Directors.   The President shall assist the Chief Executive Officer of the corporation to see that all orders and resolutions are carried into effect.

4.7)                             Vice President.  Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors.  In the event of absence or disability of the Chief Executive Officer and President, the Board of

Directors may designate a Vice President or Vice Presidents to succeed to the powers and duties of the President until a successor President has been appointed and qualified.

4.8)                             Secretary.  The Secretary shall be secretary of and shall attend all meetings of the stockholders and Board of Directors.  The Secretary shall act as clerk and shall record all the proceedings of such meetings in the minute book of the corporation.  The Secretary shall give proper notice of meetings of stockholders and directors.  The Secretary may, with the Chairman of the Board, Chief Executive Officer, President or Vice President, sign all certificates representing shares of the corporation and shall perform the duties usually incident to the Secretary’s office and such other duties as may be prescribed by the Board of Directors from time to time.

4.9)                             Treasurer.  The Treasurer shall keep accurate accounts of all moneys of the corporation received or disbursed, and shall deposit all moneys, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time.  The Treasurer shall have power to endorse for deposit the funds of the corporation as authorized by the Board of Directors.  The Treasurer shall render to the Chairman of the Board, Chief Executive Officer, President and the Board of Directors, whenever required, an account of all of the Treasurer’s transactions as Treasurer and statements of the financial condition of the corporation, and shall perform the duties usually incident to such office and such other duties as may be prescribed by the Board of Directors from time to time.

4.10)                       Other Officers.  The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, agents and employees as the Board may deem advisable.  Each officer, agent or employee so appointed shall hold office at the pleasure of the Board and shall perform such duties as may be assigned by the Board, Chairman of the Board, Chief Executive Officer or President.

ARTICLE 5.

SHARES AND THEIR TRANSFER

5.1)                             Certificated or Uncertificated Stock.  Shares of the corporation may be certificated, uncertificated, or a combination thereof.  A certificate representing shares of the corporation shall be in such form as the Board  may prescribe, certifying the number of shares of stock of the corporation owned by such stockholder.  The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board, be signed by the Chairman and the Secretary or an Assistant Secretary of the corporation, if there be one. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chairman, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

5.2)                             Stock Record.  As used in these Bylaws, the term “stockholder” shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation.  The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the stockholders and the number and classes of shares held by each stockholder.  The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued.  Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 5.4 of this Article 5).

5.3)                             Transfer of Shares.  Transfer of shares on the books of the corporation may be authorized only by the registered holder of such shares (or the stockholder’s legal representative or duly authorized attorney in fact).  In the case of shares represented by a certificate, transfer of such shares shall only occur upon surrender of the certificate duly endorsed, while transfer of uncertificated shares shall only occur upon a stockholder’s compliance with such procedures the corporation or its transfer agent may require.

5.4)                             Lost Certificates.  In the event any stockholder claims that a certificate of stock has been lost, stolen or destroyed, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate, as the Board of Directors may prescribe.

5.5)                             Treasury Stock.  Treasury stock shall be held by the corporation subject to disposal by the Board of Directors in accordance with the Delaware General Corporation Law, the Certificate of Incorporation and these Bylaws, and shall not have voting rights nor participate in dividends.

ARTICLE 6.

GENERAL PROVISIONS

6.1)                             Record Dates.  In order to determine the stockholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of Directors may fix a record date which shall not be less than ten (10) days nor more than sixty (60) days preceding the date of such meeting or distribution.  In the absence of action by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting shall be at the close of business on the day preceding the day on which notice is given, and the record date for determining stockholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distribution.

6.2)                             Dividends.  Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors may declare dividends from the surplus or, if there is no surplus, the net profits of the corporation whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

6.3)                             Surplus and Reserves.  Subject to the provisions of law, the Board of Directors in its discretion may use and apply any of the capital or surplus of the corporation to purchase or acquire any of the shares of the capital stock of the corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its surplus or net profits such sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property or business of the corporation, or for any other purpose it may think conducive to the best interests of the corporation.

6.4)                             Fiscal Year.  The fiscal year of the corporation shall be established by the Board of Directors.

6.5)                             Seal.  The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

6.6)                             Securities of Other Corporations.

(a)                                  Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting; and (iii) to execute a written action in lieu of a meeting of such other company.  At such meeting, by such proxy or by such writing in lieu of meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present.  The Board of Directors may, from time to time, confer like powers upon any other person or persons.

(b)                                 Purchase and Sale of Securities.  Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other company owned by the corporation which represent not more than ten percent (10%) of the outstanding securities of such other company, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance.  The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE 7.

MEETINGS

7.1)                             Waiver of Notice.  Whenever any notice whatsoever is required to be given by these Bylaws, the Certificate of Incorporation or any of the laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual required notice

Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

7.2)                             Participation by Conference Telephone.  Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

7.3)                             Consents.  Any action required or permitted to be taken by the Board of Directors, or any committee designated by the Board of Directors, may be taken by written consent signed all members of the Board of Directors, or all members of any committee designated by the Board of Directors.  Any such written consent shall be filed with the minutes of the corporation.

ARTICLE 8.

AMENDMENTS

These Bylaws may be adopted, amended or repealed in accordance with the provisions of the corporation’s Certificate of Incorporation; provided, however, that no Bylaw adopted by the stockholders may be amended or repealed by the Board of Directors without the approval of the stockholders.

ARTICLE 9.

INDEMNIFICATION

9.1)                             Nature of Indemnity and Advancement of Expenses.

(a)  Subject to such person meeting the eligibility standards set forth in Section 9.2 below, the corporation shall indemnify to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter may be amended, any person who was or is a party or is threatened to be made a party to any actual or threatened inquiry, investigation, action, suit, arbitration, or any other such actual or threatened action or occurrence, whether civil, criminal, administrative or investigative (except a proceeding initiated by an such person to enforce his or her rights hereunder) (hereinafter, a “Proceeding”), or any appeal from such a Proceeding, by reason of (i) the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, or (ii) any action taken or omitted, or alleged to have been taken or omitted, in such person’s capacity as a director or officer of the corporation.  Such indemnification obligation of the corporation shall also extend to any person who is or was serving at the request of the corporation in the capacity of director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, and is a party or is threatened to be made a party by reason of (i) such capacity or (ii) by reason of any action alleged to have been taken or omitted in such capacity.  Persons who are entitled to indemnification under this Section 9.1 are referred to as an “Indemnitee” or “Indemnitees.”  The corporation shall indemnify Indemnitees against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection with such Proceeding and any appeal therefrom.  Further, Indemnitee’s rights to indemnification for the period of service to the corporation in a previously described capacity shall continue even after the Indemnitee no longer serves in such capacity, and shall inure to the benefit of his or her heirs, executors and administrators.

(b)   Subject to Indemnitee meeting the eligibility standards set forth in Section 9.2 below, all expenses (including attorney’s fees) incurred by Indemnitee in advance of the final disposition of any Proceeding shall be paid by the corporation at the request of Indemnitee, each such payment to be made within thirty (30) calendar days after the receipt by the corporation of a statement or statements from Indemnitee requesting such payment or payments from time to time; and provided, however, that except as provided in Section 9.3 with respect to proceedings seeking to enforce rights to indemnification or advancement of expenses, the corporation shall indemnify and advance expenses to any such person seeking indemnification or advancement in connection with a Proceeding initiated by such person only if such Proceeding initiated by such person was authorized by the Board of Directors of the corporation.   Any requests for advancement of expenses provided by Indemnitee shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith, and shall include or be accompanied by (i) a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under §145 of the Delaware General Corporation Law, and (ii) a written undertaking by or on behalf of Indemnitee to reimburse such amount if it is finally determined, after all appeals by a court of competent jurisdiction, that Indemnitee is not entitled to be indemnified against such expenses by the corporation, which undertaking to reimburse any such amounts shall not be required by the corporation to be secured.

9.2)                             Determination of Eligibility for Indemnification and/or Advancement of Expenses.

(a)                                  Standard of Conduct.  Indemnitee shall be eligible for indemnification and/or advancement of expenses (subject to the provision of an undertaking in compliance with Section 9.1(b) above in the case of a request to advance expenses), only upon a determination, (based on the facts then known in the case of a request for advancement of expenses), that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.  In the event of a guilty plea by Indemnitee, Indemnitee shall remain eligible for indemnification;

provided, however, that following such plea Indemnitee requests indemnification with a good faith belief that Indemnitee is eligible for indemnification under this Section 9.2(a).  Indemnitee’s eligibility for indemnification shall be determined as set forth in Section 9.2(b)(i)-(iv) below.  If, in reviewing Indemnitee’s plea and the facts and circumstances relating to such plea, the decision-maker identified in Sections 9.2(b)(i)-(iv) below determines that Indemnitee has met the standard of conduct set forth in this Section 9.2(a) and thus is entitled to indemnification for any items set forth in Section 9.1(a) above, then the corporation shall indemnify Indemnitee in accordance with the decision-maker’s determination.

(b)                                 Manner of Determining Eligibility.  Upon Indemnitee’s written request for indemnification or advancement of expenses, the entitlement of Indemnitee to such requested indemnification or advancement of expenses shall be determined by:

(i)                     the Board of Directors of the corporation by a majority vote of the directors who are not a party to such action, suit or proceeding, whether or not such majority constitutes a quorum; or

(ii)                  a committee of such directors designated by majority vote of such directors, whether or not such majority constitutes a quorum; or

(iii)               independent legal counsel in a written opinion to the Board of Directors, or designated committee of the Board, with a copy to Indemnitee, which independent counsel shall be selected by majority vote of the corporation’s directors at a meeting at which a quorum is present, or a majority vote of the directors who are not a party to such action, suit or proceeding, or a committee of such directors; or

(iv)              the corporation’s stockholders, by a majority vote of those in attendance at a meeting at which a quorum is present.

(c)                                  Payment of Costs of Determining Eligibility.  The corporation shall pay all costs associated with its determination of Indemnitee’s eligibility for indemnification or advancement of expenses.

(d)                                 Presumptions and Effect of Certain Proceedings.  The corporation’s secretary shall, promptly upon receipt of Indemnitee’s request for indemnification and/or advancement of expenses, advise in writing the Board of Directors or such other person or persons empowered to make the determination requested in Section 9.2(b), and the corporation shall thereafter promptly make such determination or initiate the appropriate process for making such determination.

9.3)                             Claim for Unpaid Indemnification.  If a claim under Sections 9.1(a) or 9.1(b) of this Article 9 is not paid in full by the corporation within 60 days after a written request for payment has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim.  It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.

9.4)                             Successful Defense.  To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 9.1(a) of this Article 9 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

9.5)                             Insurance.  The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director or officer of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her or incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under this Article 9, provided, that such insurance is available on acceptable terms, which determination shall be made by vote of a majority of the Board of Directors.

9.6)                             Employees and Agents.  Persons who are not covered as Indemnitees by the foregoing provisions of this Article 9 and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.  The expenses incurred by such employees and agents may also be advanced or paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

9.7)                             Contract Rights; Individual Agreements Control.  The provisions of this Article 9 shall be deemed to be a contract right, and any repeal or modification of this Article 9 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.  In the event an Indemnitee enters into an agreement with the corporation pertaining to Indemnitee’s rights to indemnification and advancement of expenses under Sections 9.1(a) and 9.1(b) respecting Indemnitee’s service in one or more of the capacities described in Section 9.1(a), such agreement shall supersede the provisions of this Article 9 as to the subject matter thereof unless otherwise specifically provided in such agreement.

9.8)                             Severability.  If any provision or provisions of this Article 9 are invalidated by any court of competent jurisdiction, then the corporation shall indemnify each affected Indemnitee to the full extent permitted by any remaining valid and applicable provision of this Article 9 to the fullest extent permitted by law.

9.9)                             Appearance as a Witness.  Notwithstanding any other provision of this Article 9, the corporation shall pay or reimburse expenses incurred by an Indemnitee in connection with such Indemnitee’s appearance as a witness or other participation in a Proceeding at a time when such Indemnitee is not a named defendant or respondent in the Proceeding.

ARTICLE 10.

ELECTRONIC TRANSMISSION

          When used in these Bylaws, the terms “written” and  “in writing” shall include any “electronic transmission,” as  defined in  Section  232(c)  of  the  Delaware General  Corporation  Law, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

The undersigned,            , Secretary of Titan Machinery Inc. hereby certifies that the foregoing Bylaws were duly adopted as the Bylaws of the corporation by the first Board of Directors on               , 2007.

, Secretary